4

                      SHAREHOLDER AGREEMENT


          THIS SHAREHOLDER AGREEMENT (this "Agreement") is made and entered into as of February 4, 1999, by and between The viaLink Company, an Oklahoma corporation (the "Company"), and Hewlett-Packard Company, a Delaware corporation (the "Holder"). Capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement (as defined below).


                            RECITALS:

          WHEREAS, the parties to this Agreement are parties to a Note Purchase Agreement of even date herewith (the ``Note Purchase Agreement''), pursuant to which the Company shall issue to Holder a Secured Subordinated Promissory Note in the principal amount of $6,000,000, which note may be exchanged, subject to and in accordance with the terms of the Note Purchase Agreement, for a Convertible Secured Subordinated Note of like principal amount convertible into shares of the Company's Common Stock (the "Convertible Note");


          WHEREAS, as a condition to the obligations of the parties to consummate the transactions contemplated by the Note Purchase Agreement, the Company has agreed to provide certain rights to Holder and Holder has agreed to certain restrictions, each as set forth in this Agreement.


                           AGREEMENT:

          NOW, THEREFORE, the parties hereto agree as follows:



                    I.   REGISTRATION RIGHTS

     1.   Demand Registration.

          (a) Right to Demand Registration. On or after the date that is eighteen (18) months after the date hereof, the Holder may,  at any time, request registration under the Securities  Act of 1933, as amended (the "Securities Act") of the sale of 50% or greater of the number of its Registrable Securities (as defined in paragraph 9 below of this Article I) held as Common Stock (as defined in paragraph 9 below of this Article I) pursuant to a registration statement on Form S-1, Form SB-2 or any similar or successor "long-form" registration statement available to the Company (each such registration being a "Long-Form Registration")
or,  if  available, on Form S-2, Form S-3, or on any  similar  or
successor    short-form   registration   statement   ("Short-Form
Registration"); provided that the total gross estimated  proceeds of  any such offering are at least $3,000,000.  The Holder  shall be  entitled to request one (1) Long-Form Registration and  three
(3)   Short-Form  Registrations.   All  registrations   requested
pursuant  to  this  paragraph 1(a) are  referred  to  as  "Demand
Registrations".   A Demand Registration will  be  pursuant  to  a
Short-Form Registration whenever the Company is permitted to use any applicable short form.

(b)       Cutback.  If a Demand Registration is an underwritten
public offering and the managing underwriters advise the Company in writing that in their opinion the number of securities
requested to be included in such registration exceeds the number which can successfully be sold in such offering, the Company will include in such registration, prior to the inclusion of any
securities which are not Registrable Securities, the number of
Registrable Securities requested to be included which in the opinion of such underwriters can be successfully sold, such
Registrable Securities to be taken from the holders of such
securities pro rata on the basis of the number of shares of such securities for which the Company has been given requests for inclusion therein by each such holder thereof.
          (c) Timing. The Company shall not be obligated to effect any Demand Registration within 180 days of a previous Demand
Registration  or  within 180 days of a previous  registration  in which the Holder was given piggyback rights pursuant to paragraph
2  below.  The Company may postpone for up to 180 days the filing or  effectiveness  of  a  registration  statement  for  a  Demand
Registration  if  the  Company reasonably  believes  such  Demand
Registration  would  be  detrimental  to  the  Company  and   its
shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, or to permit the Company to avoid a special audit.

(d) Bankers. The Company shall have the right to select the investment banker(s) and manager(s), if any, to administer the offering.

     2.   Piggyback Registrations.

          (a) Right to Piggyback. If, at any time during which any Registrable Securities remain outstanding, but without obligation to  do  so,  the Company proposes to register any of  its  Common
Stock under the Securities Act in an underwritten public offering
(other  than pursuant to a registration on Form S-8 or Form  S-4, or  any  similar  forms then in effect) (each  such  registration being  a "Piggyback Registration"), the Company will give  prompt written notice (the "Registration Notice") to the Holder  of  its intention  to  effect such a registration and  will,  subject  to paragraphs 2(b) and 2(c) below, include in such registration  all
Registrable  Securities of the Holder with respect to  which  the
Company  has  received  written requests  for  inclusion  therein within 15 days after the receipt of the Company's notice, not  to exceed  a  maximum number of shares for the Holder equal  to  the product  obtained when the Holder's pre-registration holdings  of
Registrable   Securities  are  multiplied  by  a  fraction,   the
numerator of which is the total number of shares proposed  to  be
sold   in   the  Piggyback  Registration  by  all  other  selling
shareholders and the denominator of which is the total pre-transaction shareholdings of all other selling shareholders ("Pro
Rata Fraction").

(b) Priority on Primary Registrations. If a Piggyback Registration includes shares to be sold on behalf of the Company ("Primary Shares"), and the managing underwriter or underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration by the Holders and all other Common Stock requested to be included in such registration (the "Other Common Stock"), to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.
(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (not including Primary Shares), and the managing underwriters advise the Company in writing that in their opinion (the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, if any, and
(ii) second, the Registrable Securities requested to be included in such registration by the Holder and all Other Common Stock requested to be included in such registration, to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

     3.   Market Stand-Off Agreements.

          Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the earlier of (a) the 180 day period beginning on the effective date of any Demand Registration or Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), and (b) the time period for which all executive officers and directors of the Company agree to be bound pursuant to similar agreements, unless the underwriters managing the registered public offering otherwise agree.


     4.   Registration Procedure.

          The Company will use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the provisions of this Agreement, and pursuant thereto the Company will, as expeditiously as possible but subject to the terms hereof:

          (i) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable
     Securities on such appropriate and legally available form as the Company in its discretion shall elect (the "Registration
     Statement") and use all commercially reasonable efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected and paid for by Holder copies of all such documents proposed to be filed);

(ii) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep such Registration Statement effective for a period of not less than 180 days from the effective date of the Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period;
(iii) Furnish each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
(iv) Use all commercially reasonable efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such states and the District of Columbia as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably or advisable to enable such seller to consummate the disposition in such states and the District of Columbia of the Registrable Securities owned by Holder (provided that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction);
(v) Notify each seller of such Registrable Securities of the happening of any event of which the Company becomes aware, as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to the Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.
(vi) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;
(vii) Otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and
(viii) In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain the withdrawal of such order.

     5.   Holder Procedures.

          In connection with any Registration Statement, the Company may require Holder to furnish to the Company such information regarding the Holder and its proposed distribution of Registrable Securities, to the extent necessary to comply with the Securities Act, as the Company may from time to time reasonably request in writing. As a condition precedent to the Company's obligations hereunder, Holder agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of each Registration Statement and any amendment thereof, any Prospectus relating thereto and any Prospectus supplement relating thereto with respect to the offer and sale of Registrable Securities of such Holder.


     6.   Registration Expenses.

          (a) Company Expenses. All expenses incident to the Company's performance of or compliance with its registration obligations under this Agreement, including all NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company, including all consultants, advisors, and experts fees and expenses of thc Company of the type ordinarily incurred in connection with the registration of securities (all such expenses being herein called "Registration
Expenses"),   will  be  borne  by  the  Company;  provided   that
Registration Expenses shall not include, and Holder shall pay its respective Pro Rata Fraction of all underwriting discounts and commissions applicable to Registrable Securities sold by it pursuant to this Agreement and all legal fees and expenses of counsel retained by the Holder.

(b) Holder Expenses. To the extent Registration Expenses are not required to be paid by the Company pursuant to paragraph 5(a), Holder will, vis a vis the other selling shareholders, pay its respective Pro Rata Fraction of those Registration Expenses directly allocable to the registration of Holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     7.   Indemnification and Contribution.

          (a) Indemnification by Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Holder, against all losses, claims, damages, liabilities and expenses (including reasonable fees and legal expenses) resulting from any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement of a material fact or an omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by Holder for use therein or by Holder's failure to deliver a copy of the
Registration  Statement  or  Prospectus  or  any  amendments   or
supplements thereto after the Company has furnished Holder with a sufficient number of copies of the same.

          (b) Indemnification by Holder. Holder shall indemnify and hold harmless to the fullest extent permitted by law, the
Company, its officers, directors, employees, representatives  and agents,  the  underwriters (if any) in such offering,  any  other
Person selling securities under such registration statement,  any controlling  person of any such underwriter or other Person,  and each  Person  who controls (within the meaning of the  Securities
Act)   the   Company,  against  all  losses,   claims,   damages,
liabilities   and   expenses  (including  reasonable   costs   of
investigation  and  legal  expenses) resulting  from  any  untrue statement  of  a  material  fact contained  in  any  Registration
Statement,   any  Prospectus,  or  any  amendment  or  supplement
thereto, and any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon any untrue statement of a material fact or any omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be in reliance upon and in conformity with written information furnished to the Company by Holder for use therein.

(c)       Notice.  Each party entitled to indemnification under
this  paragraph 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying
Party") promptly after such Indemnified Party has actual
knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party
(whose approval will not be unreasonably withheld or delayed);
and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the
Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure; provided, however, that the Indemnified Party shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the
Indemnifying Party would be inappropriate due to the conflicted interests between such Indemnified Party and the Indemnifying
Party.  The Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the prior consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant of
plaintiff to such Indemnified Party of a release from all
liability in respect to any claim or litigation, and no
Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the
Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself, or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
          (d) Contribution. If for any reason the indemnification provided for in this Section 7 from an Indemnifying Party, although  otherwise applicable by its terms, is determined  by  a
court   of  competent  jurisdiction  to  be  unavailable  to   an
Indemnified Party hereunder, then the Indemnifying Party, in lieu of  indemnifying such Indemnified Party, shall contribute to  the amount paid or payable by the Indemnified Parties as a result  of such  losses,  claims, damages, liabilities or expenses  in  such proportion  as  is appropriate to reflect the relative  fault  of such Indemnifying Party and the Indemnified Parties in connection with  the  actions that resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable
considerations.   The relative fault of such  Indemnifying  Party
and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph 7(c) above, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.


     8.   Participation in Underwritten Registrations.

          No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and other Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, share custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.


     9.   Definitions.

          (i) "Common Stock" means the Company's Common Stock, par value $0.001 per share.

(ii) "Person" means any natural person and any corporation, partnership, limited liability company or other business entity.
(iii)     "Registrable Securities" means, with respect to Holder,
(i) the Company's Common Stock issued to Holder upon conversion of the Convertible Note, and (ii) any Common Stock or other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities (A) when they have been distributed to the public pursuant to an offering registered under the Securities Act or (B) after the Registrable Securities held by Holder may be sold in 90-day period pursuant to Rule 144 under the Securities Act (or any similar rule then in effect).

                 II.  AGREEMENTS OF THE COMPANY

     1.   Financial Statements.

          Until such date as HP no longer holds the Notes or any shares of the Underlying Common Stock, and subject to paragraph
1(c) below, the Company will furnish the following reports to HP:

          (a) Annual. As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90)
days  thereafter, (i) a consolidated balance sheet of the Company and  its subsidiaries, if any as at the end of such fiscal  year, and  consolidated  statements of income and  cash  flows  of  the
Company and its subsidiaries, if any, for such year, prepared  in accordance  with GAAP consistently applied and setting  forth  in each case in comparative form the figures for the previous fiscal year,  all  in  reasonable  detail and certified  by  independent public  accountants or recognized national standing  selected  by the  Company; and (ii) a statement setting forth any plan by  the company to open any additional offices or materially increase its activities  or move any material collateral to an office  in  the
subsequent  quarter  ("Expansion  Plans").   The  Company   shall
deliver to HP such audited financial statements as at and for the fiscal year ended December 31, 1998 by April 15, 1999.

          (b) Quarterly. As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, (i) a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each quarterly period, and consolidated statements of income and cash flows of the company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP (except that such financial statements need not contain footnotes required by GAAP or normal year-end closing adjustments), all in reasonable detail and certified by the chief financial officer of the Company and (ii) a statement of its expansion plans for the subsequent quarter.

(c) Exchange Act Compliance. For so long as the Company remains subject to the reporting requirements of Section 12 or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Company shall not be required to comply with the requirements of paragraphs 1(a) and 1(b) above if the Company delivers to Holder the reports required by the Exchange Act.

     2.   Board Observer Rights.

             (i)  Following a conversion of the Convertible Note,
such date as Holder owns less than five percent (5%) of the Company's outstanding Common Stock on an as-converted basis, and
(ii) prior to conversion of the Convertible Note, the date of repayment in full of the principal and all unpaid accrued interest on the Notes, the Company shall invite Holder to send, at Holder's expense, one representative who is reasonably acceptable to the Company to attend (in person or by teleconference), in a non-voting observer capacity, all meetings of its Board of Directors and any committees thereof. The Holder representative shall initially be Craig White. The Company shall give the Holder representative copies of all notices, agendas, minutes and consents that it provides to directors in connection with regular or special meetings of the Board of Directors of the Company; provided, however, that the Company reserves the right to exclude such representative from access to any of such materials or meetings or portions thereof if (a) the Company reasonably considers any such material or portion thereof to be a trade secret or similar confidential information, (b) the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or (c) in the judgment of a majority of the directors of the Company, such access would materially impair the due consideration by the Board of Directors of any matter. Holder agrees, on behalf of itself and any representative, to hold in confidence and trust and not to use or disclose any confidential information provided to or learned by it in connection with its rights under this provision.


                    III. AGREEMENTS OF HOLDER

     1.   Transfer Restrictions.

            Holder shall not transfer the beneficial ownership of the Notes or the Underlying Common Stock except (i) pursuant to registered public offering of Common Stock; (ii) to any person or "group" (for purposes of Section 13(d) of the Exchange Act) that, after giving effect to such transfer (and any series of related transfers), will beneficially own less than 9.9% of the shares of Common Stock then outstanding; (iii) upon the approval of the Board of Directors of the Company, including a majority of the independent directors; (iv) in connection with any business combination, transaction or tender or exchange offer approved or supported by the Board of Directors of the Company, including a majority of independent directors; (v) pursuant to a bona fide pledge of or the granting of a security interest or other lien in the Notes or Underlying Common Stock in a transaction which otherwise would not require consent hereunder; (vi) transfers to affiliated entities, provided that such transferee agrees to become similarly bound by this Agreement; and (vii) upon a liquidation or dissolution of the Company or a transfer which is effected by operation of law.


     2.   Purchase Restrictions.

             Holder  shall  not,  without  the  approval  of  the
Company's Board of Directors, including a majority of the independent directors, acquire any additional beneficial ownership in the Company's Common Stock or any other equity security convertible into or exercisable for Common Stock; provided, however, that approval of the Company's Board of Directors shall not be required if acquisition does not cause Holder's total beneficial ownership in the Company's Common Stock to exceed the percentage of the Company's Common Stock held by Holder at the time of full conversion of the Note.


     3.   Exchange Act Compliance.

             Holder acknowledges and agrees that it shall bear sole responsibility for compliance with the reporting requirements of and obligations imposed Sections 13(d) and 13(g) and Section 16 of the Exchange Act, and that Holder shall be solely responsible for all expenses incurred in connection with such compliance.


                  IV.  HART-SCOTT-RODINO FILING

     1.   Best Efforts to Comply.

             If  applicable, at the time of conversion of all  or
any portion of the Convertible Note into shares of the Company's Common Stock, Holder and the Company shall use their best efforts to comply with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, but not limited to, the following:

          (1) assisting in the preparation and filing of the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R. Parts 801-803 (or any successor form or Regulation);

(2) complying with any additional request for documents or information made by the Department of Justice or the Federal Trade Commission or by a court; and
(3) causing all affiliated persons of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in the filing and compliance.

     2.   Exchange of Information.

             Holder and the Company shall exchange information as may reasonably be requested by the other in connection with the matters referred to in this Article IV.


     3.   Expenses.

             Each party shall bear and pay its own legal fees, expenses and filing fees in connection with an Hart-Scott-Rodino
Act filing made pursuant to this Article IV.


                       V.   MISCELLANEOUS

     1.   Amendments and Waivers

          .   The provisions of this Agreement may be amended  or
waived only upon the prior written consent of the Company and Holder.


     2.   Successors and Assigns

          . All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns.


     3.   Severability

          . Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.


     4.   Counterparts

          . This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.


     5.   Descriptive Headings

          .   The  descriptive  headings of  this  Agreement  are
inserted for convenience only and do not constitute a part of this Agreement


     6.   Governing Law

          . This Agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of California.


     7.   Notices

          . Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, or the date of being faxed if sent by confirmed fax, on the first business day after being sent if sent by recognized overnight courier, and on the third business day after being mailed if sent by registered or certified mail, postage prepaid, addressed as follows:

     if to Holder, to:
          Hewlett-Packard Company
          Financing & Complements Group
          333 Logue Avenue
          Mountain View, California  94043
          Attention: General Manager
          Fax:  (650) 919-8013


     with a copy to:
          Hewlett-Packard Company
          3000 Hanover Street
          MS: 2OBQ
          Palo Alto, California  94304
          Attention: Legal Department
          Fax:  (650) 857-4392


     if to the Company to:
          The viaLink Company
          13800 Benson Road, Suite 100
          Edmond Oklahoma  73013-6417
          Attention: Chief Executive Officer
          Fax:  (405) 236-2599


     with a copy to:
          Brobeck, Phleger & Harrison LLP
          301 Congress Avenue, Suite 1200
          Austin, Texas  78701
          Attention: Matthew Lyons
          Fax:  (512) 477-5813


     8.   Entire Agreement.

             This Agreement, together with the other Transaction Documents, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes any and all prior agreements relating to the subject matter.





                    [SIGNATURE PAGE FOLLOWS]
          IN WITNESS WHEREOF, the parties have executed this Shareholder Agreement as of the date first written above.


                                   COMPANY:

                                   THE VIALINK COMPANY


                                   By:  _/s/  Lewis B. Kilbourne
                                      Name:  Lewis B. Kilbourne
                                      Title:  CEO




                                   HOLDER:

                                   HEWLETT-PACKARD COMPANY


                                   By:  /s/  Craig A. White
                                      Name:  Craig A. White
                                      Title:  VP & General Manager, FCG